                                                                      EXHIBIT 11





                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS






                                                 Year Ended December 28, 1997     Year Ended December 29, 1996
                                                 ----------------------------     ----------------------------

(in thousands, except per share loss)               Basic            Diluted            Basic           Diluted
------------------------------------                -----            -------            -----           -------

Average shares outstanding                          8,931              8,931            8,596             8,596

Effect of dilutive stock options - due to
the Company's net loss, assumed conversion
of stock is anti-dilutive.                              0                  0                0                 0
                                                 --------           --------         --------          --------

      Totals                                        8,931              8,931            8,596             8,596
                                                 --------           --------         --------          --------
                                                 --------           --------         --------          --------

Net loss                                         $(32,220)          $(32,220)        $(24,804)         $(24,804)
                                                 --------           --------         --------          --------
                                                 --------           --------         --------          --------

Basic loss per share                             $  (3.61)          $  (3.61)        $  (2.89)         $  (2.89)
                                                 --------           --------         --------          --------
                                                 --------           --------         --------          --------



Note: Prior period shares outstanding used to compute loss per share have been restated to conform with Statement of Financial Accounting Standards No. 128 ("Earnings Per Share"). The restatement did not materially impact loss per share as previously reported. Earnings Per Share for the year ended December 31, 1995 is not available as the Company was not a separate entity with its own capital structure for the full year in 1995.


                                          22